Exhibit  4.1


       This Exhibit 4.1, for the Amended Articles of Incorporation of Medusa Corporation, is incorporated by reference to Appendix V to the Company's Information Statement (which was filed as an exhibit to the Amended Form 10, File No. 017011) and as amended December 15, 1995.